EXHIBIT 99.1

500 Linden Oaks
Rochester, New York 14625

CONTACT:                                Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625
(585)249.6231

VIRTUALSCOPICS ACHIEVES OPERATING CASH FLOW BREAKEVEN IN THE FOURTH QUARTER 2008; REPORTS RECORD 2008 REVENUE AND GROSS PROFIT
4th quarter gross profit grows by nearly 90%, operating loss reduced by 73%

ROCHESTER, NY – February 25, 2009 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, announced today that revenues for the fourth quarter of 2008 were over $1.9 million, a 33% increase over prior year’s fourth quarter. Revenues for the year ended December 31, 2008 were approximately $7.1 million compared to $5.6 million in the comparable period in 2007. The gross profit for the fourth quarter of 2008 was $973,522 compared to $513,361 in the fourth quarter of 2007, representing a 90% increase. Gross margin increased to 50%, in the fourth quarter ended December 31, 2008 compared to 35% in the fourth quarter of 2007, a 43% improvement. The Company’s operating loss for the quarter ended December 31, 2008 was reduced by $828,536, or 73%, to $313,915 compared to $1,142,451 for the prior year’s comparable period.

“We are extremely proud of the significant accomplishments we have made across many fronts in 2008,” stated Jeff Markin, president and chief executive officer of VirtualScopics. “From a client perspective, we have expanded our customer base by securing contracts with an additional three leading pharmaceutical companies and have demonstrated a greater than 65% increase in the average size of new projects which now stands at $350,000. These two items, we believe, provides the best validation of our value proposition to the industry.” He added, “On top of this confidence we are seeing from our customers, we also achieved our 2008 guidance in delivering a 50% gross margin in the fourth quarter, demonstrating the strength in our business model as we enter 2009.”

The company announced additional highlights during 2008, including:
•	Greater than 80% year over year increase in project backlog (as announced on December 2, 2008)
•	Six phase III contracts under award
•	Issuance of its 10th and 11th patents
•	Opening of a European office
•	Development of a new cardiovascular system which automates the detection of high risk plaques for both ultrasound and magnetic resonance imaging

“In early 2008, we announced that we had targeted the fourth quarter of 2008 for the company to be cash flow breakeven on an operating basis1, I am very pleased to announce that we have achieved this objective,” stated Molly Henderson, chief business and financial officer of VirtualScopics, Inc. She continued, “Not only is this an essential milestone for the company, especially in light of the volatility within the financial markets, but also provides us the ability to be self sufficient from a cash perspective which is extremely important for the company and our stockholders.” She concluded, “This accomplishment, coupled with meeting our revenue and gross margin targets, has resulted in us delivering our strongest financial quarter and full year in the company’s history.”

Jeff Markin and Molly Henderson will provide a business and 2009 update and discuss these results during the conference call on Thursday, February 26, 2009 at 11:00 a.m. EST. Interested participants should call 877-407-0778 when calling within the United States or 201-689-8565 when calling internationally.  There will be a playback available until March 26, 2009. To listen to the playback, please call 877-660-6853 when calling within the United States or 201-612-7415 when calling internationally. For the replay, please use account number: 286, conference ID number: 313687.

1 Operating cash flow breakeven = Operating loss less depreciation, amortization and stock compensation expense

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards in 2008 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

VirtualScopics, Inc. and Subsidiary
Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)

Revenues	$1,947,501	$1,462,336	$7,130,518	$5,647,049
Cost of services	973,979	948,975	4,031,198	3,680,409
Gross profit	973,522	513,361	3,099,320	1,966,640

Operating expenses
Research and development	243,553	315,706	941,193	1,440,312
Sales and marketing	282,854	193,546	1,219,882	749,329
General and administrative	446,054	580,490	2,035,077	2,268,668
Stock-based compensation expense	199,392	443,428	1,123,283	1,484,884
Depreciation and amortization	115,584	122,642	466,149	485,520
Total operating expenses	1,287,437	1,655,812	5,785,584	6,428,713
Operating loss	(313,915)	(1,142,451)	(2,686,264)	(4,462,073)
Other income (expense)
Interest income	13,920	39,324	73,599	153,968
Other expense	(4,541)	(4,349)	(16,077)	(13,279)
Total other income	9,379	34,975	57,522	140,689
Net Loss	(304,536)	(1,107,476)	(2,628,742)	(4,321,384)

Preferred stock deemed dividend	-	1,381,163	-	1,381,163
Series B preferred stock cash dividend	84,520	12,567	338,827	99,433
Net loss attributable to common stockholders	$(389,056)	$(2,501,206)	$(2,967,569)	$(5,801,980)

Basic and diluted net loss per common share	$(0.02)	$(0.11)	$(0.13)	$(0.25)

Weighted average number of common shares outstanding
Basic and diluted	23,492,651	23,148,152	23,389,705	23,058,820

VirtualScopics, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31,
	2008	2007
Assets	(unaudited)

Current assets
Cash and cash equivalents	$3,143,904	$3,955,835
Restricted cash	-	455,583
Accounts receivable	1,021,110	648,300
Prepaid expenses and other assets	263,297	306,301
Total current assets	4,428,311	5,366,019
Restricted cash	-	43,216
Patents, net	1,920,446	1,948,785
Property and equipment, net	355,479	542,679
Other assets	156,788	280,317
Total assets	$6,861,024	$8,181,016

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$659,009	$626,693
Accrued payroll	554,425	221,013
Unearned revenue	291,594	279,275
Total current liabilities	1,505,028	1,126,981

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
8,400 shares designated Series A; issued and outstanding: 3,976 at December 31, 2008, 4,001 at December 31, 2007; liquidation preference $1,000 per share	4	4
6,000 shares designated Series B; issued and outstanding: 4,226 at December 31, 2008, 4,230 at December 31, 2007; liquidation preference $1,000 per share	4	4
Common Stock, $0.001 par value; 85,000,000 shares authorized; shares issued and outstanding: 23,502,352 at December 31, 2008, 23,225,664 at December 31, 2007	23,503	23,226
Additional paid-in capital	16,546,550	15,715,557
Accumulated deficit	(11,214,065)	(8,684,756)
Total stockholders' equity	5,355,996	7,054,035
Total liabilities and stockholders' equity	$6,861,024	$8,181,016